SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) October 24, 2006

NETWORK INSTALLATION CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5625 Arville, Suite E, Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 889-8777
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 1.01 Entry Into a Material Definitive Agreement

On October 24, 2006, Network Installation Corp., (n/k/a Siena Technologies, Inc.) (the “Company”) entered into a letter agreement with Ascendiant Securities, LLC (“Ascendiant”) for Ascendiant to act on a best efforts basis as a financial advisor and a non-exclusive placement agent for the Company in connection with the structuring, issuance and sale (a “Transaction”) of debt and/or equity securities (the “Agreement”).

The term of Agreement is six months; however, if Ascendiant successfully completes a Transaction generating gross proceeds to the Company of $2,000,000 or more, the Agreement will be extended for twelve (12) months from the date of the Transaction (the “Extended Term”) and Ascendiant will serve as the Company’s exclusive placement agent with respect to institutional equity funds managed by groups domiciled in the United States. Additionally, within three (3) business days of a Transaction generating gross proceeds to the Company of $2,000,000 or more, the Company will issue Ascendiant 250,000 shares of restricted common stock for advisory services to be provided during the Extended Term. Such shares of restricted common stock shall be included in the registration statement to be filed in connection with the Transaction

If, during the term of the Agreement, the Company completes a Transaction with any investors introduced to the Company by Ascendiant or, within thirty-six (36) months following the termination of the Agreement, the Company accepts financing from an investor introduced to the Company by Ascendiant that invested in a Transaction, the Company will pay Ascendiant a success fee of 7% of the gross proceeds from the Transaction and warrants for the purchase of 7% of the common stock issuable in connection with the Transaction. If, within twelve (12) months of the termination of the Agreement, the Company accepts financing from an investor introduced to the Company by Ascendiant that did not invest in a Transacton during the term of the Agreement, the Company will pay Ascendiant a fee of 7% of the gross proceeds from the sale of securities and warrants for the purchase of 7% of the common stock issuable in connection with the Transaction. The warrants will be issued on the same terms as those issued to investors in the Transaction and will have piggyback registration rights and net exercise provisions. If no warrants are issued in a Transaction then no warrants are payable to Ascendiant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK INSTALLATION CORP. (n/k/a SIENA TECHNOLOGIES, INC.)
October 30, 2006	/s/Christopher G. Pizzo__________ Christopher G. Pizzo Chief Financial Officer

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